Exhibit 99.2

Buda Juice Commences Trading on NYSE American Exchange

UltraFresh™ Beverage Category Pioneer Begins Regular Way Trading under Ticker Symbol “BUDA”

DALLAS, Jan. 08, 2026 (GLOBE NEWSWIRE) — Buda Juice, Inc. (NYSE American: BUDA), $BUDA, pioneer of the new UltraFresh™ juice category for the supermarket fresh produce department with its cold-crafted, UltraFresh™ citrus juices, today announced that its common shares began trading on the NYSE American exchange today, January 8, 2026, under the ticker symbol “BUDA.”

About Buda Juice, Inc

Buda Juice is pioneering the UltraFresh™ juice category through an end-to-end cold chain platform that delivers always-cold, freshly crafted juices, lemonades, and wellness shots to grocery retailers. We provide a turnkey alternative to shelf-stable beverages and in-store juicing, enabling retailers to offer truly fresh juices without added infrastructure or operational complexity. Our continuous 35°F cold chain from fruit to shelf delivers clean-label products with an 8 to 12-day shelf life that preserves authentic taste and nutrient quality while enabling efficient retail distribution.

Buda Juice is expanding its branded portfolio, entering new geographic markets and scaling a growing white-label platform that delivers meaningful cost savings and fresh category differentiation for retail customers.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are not historical facts and include statements regarding the company’s plans, objectives, expectations and intentions. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. Many such risks and uncertainties are beyond the control of the company, including those discussed in the Risk Factors section of the company’s registration statement for the initial public offering, which is available on the SEC’s website, www.sec.gov. The company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Media and Investor Relations Contact:

Brian S. Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR - Chicago

(346) 396-8696

brian@haydenir.com

www.haydenir.com